UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported) January 13, 2005

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-11098 (Commission File Number)	94-2447045 (IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement

1. Indemnification Agreement

On January 13, 2005, each of the following independent, non-employee members of the Board of Directors of Solectron entered into an updated form of Indemnification Agreement with Solectron: Richard D’Amore, Paulett Eberhart, Heinz Fridrich, William Graber, William Hasler, Dr. Paul Low, C. Wesley Scott and Cyril Yansouni.

The updated form of Indemnification Agreement does not materially differ from the form of agreement approved by Solectron’s stockholders at the 1997 Annual Meeting of Stockholders. The Indemnification Agreement provides, among other terms, that (i) Solectron will indemnify the indemnitee to the fullest extent permitted under applicable law with respect to any threatened, pending or completed action, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to such action, proceeding or dispute resolution, in connection with matters relating to the indemnitee serving or having served as a director, officer, employee, agent or fiduciary of Solectron or its affiliates; (ii) Solectron shall advance expenses to the indemnitee in advance of the settlement of or final judgment in any such action, suit, proceeding or alternative dispute resolution mechanism, or related hearing, inquiry or investigation; (iii) the indemnitee shall repay such advanced expenses only if it shall be ultimately determined that he or she is not entitled to be indemnified by Solectron; and (iv) indemnification provided by the Indemnification Agreement is not exclusive of any rights to which the indemnitee may be entitled under Solectron’s Certificate of Incorporation or Bylaws, any agreement, any vote of stockholders or disinterested directors, Delaware law, or otherwise.

2. Amendment to Credit Agreement

On January 13, 2005, an Amendment Agreement was entered into among Solectron, the lending institutions party thereto, and Bank of America, N.A., as Administrative Agent, amending the Credit Agreement entered into by the parties as of August 20, 2004.

The Amendment Agreement amends (i) the defined term “Consolidated EBITDA” in Section 1.01 of the Credit Agreement by inserting in clause (g) “or premiums or transaction costs paid in connection with” after “losses arising from”; (ii) the second proviso in the defined term “Restricted Junior Payment” in Section 1.01 of the Credit Agreement, adding reference to any premium paid to existing holders of Senior Convertible Notes in connection with any Exchange Offer thereof, and any Convertible Note Cash Conversion Settlement in respect of any Senior Convertible Notes (other than optional elections by Solectron to effect settlement of conversion in cash); (iii) Section 1.01 of the Credit Agreement to restate the following definitions:

“Convertible Notes” means notes or other Indebtedness that are convertible into Capital Stock of the Company or any of its Subsidiaries at the option of the holders thereof (including any such convertible notes or other Indebtedness providing for cash settlement in lieu of delivery of shares of Capital Stock upon any surrender of such notes or other Indebtedness for conversion).

“Exchange Offers” means one or more exchange offers by the Company to the holders, or purchases from the holders, of (i) the ACES in substantially the form described to the Administrative Agent and the Lenders in the Company’s letter dated March 29, 2004, and (ii) the Company’s 0.5% Convertible Senior Notes due 2034 in substantially the form described to the Administrative Agent and the Lenders in the Company’s letter dated January 6, 2005;

(iv) Section 1.01 of the Credit Agreement to add the following new definitions:

“Convertible Note Cash Conversion Settlement” means any settlement in cash received by any holder of Convertible Notes upon any surrender of its Convertible Notes for conversion.

“Senior Convertible Notes” means any Convertible Notes other than Convertible Notes which constitute Subordinated Indebtedness;

and (v) Section 7.06 of the Credit Agreement to add a new subsection (h), providing that the Company may effect any Convertible Note Cash Conversion Settlement in respect of any Convertible Notes, if at the time of such Convertible Note Cash Conversion Settlement and after giving effect thereto, no Default or Event of Default shall exist or shall result from such Convertible Note Cash Conversion Settlement.

3. Executive Employment Agreement

On January 12, 2005, the Executive Compensation and Management Resources Committee of the Solectron Board of Directors approved an updated form of executive Employment Agreement. This updated form of agreement has been or will be entered into by the following executive officers: Craig London, Marty Neese, Kevin O’Connor, Kiran Patel and David Purvis. The updated form of Employment Agreement will succeed any employment agreement currently in place with any such officer.

The Employment Agreement provides for: (i) an annual base salary that is consistent with the current base salary for the executive, subject to review and adjustments; (ii) participation in an executive bonus plan, on terms and conditions determined by the Executive Compensation and Management Resources Committee (the “Committee”); (iii) options to purchase Solectron common stock at the Committee’s discretion; (iv) severance benefits if the Company terminates the executive without cause prior to a change of control or after 12 months following a change of control, including (1) continuing payments of then applicable salary and target bonus for the year of termination for a period of 12 months plus one additional month for every full year of employment (not to exceed 24 months) and (2) medical and other benefits coverage for the same 12-24 month period; and (v) severance benefits if, within 12 months following a change of control, the executive is terminated without cause or resigns for good reason, including (1) average base salary rate and average annual target bonus over the lesser of the 2 year period prior to such termination or executive’s actual term of employment, (2) 100% acceleration of all then outstanding options and shares of restricted stock, and (3) medical and other benefits coverage for 36 months.

SECTION 5 — Corporate Governance and Management

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 13, 2005, Osamu Yamada retired from the Solectron Board of Directors. Mr. Yamada did not stand for re-election at the Annual Meeting of Stockholders as he had reached the retirement age under Solectron’s director retirement policy.

On January 13, 2005, new director nominee H. Paulett Eberhart was elected to the Solectron Board of Directors at the Annual Meeting of Stockholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2005	Solectron Corporation
/s/ Warren Ligan
Warren Ligan
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)